   As filed with the Securities and Exchange Commission on July 26, 1995.

                                                  Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _____________________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                  HOWTEK, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   02-0377419
                    (I.R.S. employer identification number)

           21 Park Avenue, Hudson, New Hampshire 03051 (603) 882-5200
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Mr. Stewart K. Hall, Esq.
                                General Counsel
                                  Howtek, Inc.
                                 21 Park Avenue
                                Hudson, NH 03051
                                 (603) 882-5200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                 Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions.

                 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
                                             Proposed       Proposed
Title of                                     maximum        maximum
Shares                    Amount             offering       aggregate      Amount of
to be                     to be              price per      offering       registration
registered                registered         unit (1)       price (1)      fee
- ----------                ----------         --------       ---------      ------------
Common                     50,000             $9.81         $490,500       $169.14
Stock,
$.01 par
value
- ------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price is based on the average of the high and low prices of the Company's Common Stock as reported on the NASDAQ National Market System on July 20, 1995.



          The Common Stock being registered consists of 50,000 shares of Common Stock, $.01 per share par value, as described in the Selling Stockholders and Plan of Distribution sections of the Prospectus.

          Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in the provisions of the Convertible Debentures.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                                  HOWTEK, INC.



                             Cross Reference Sheet

                   Pursuant to Item 501(b) of Regulation S-K
                 Showing location in Prospectus of Information
                         Required by Items of Form S-3

          Form S-3 Item                                             Caption or Location
          Number and Location                                       in Prospectus
          -------------------                                       --------------------
1.        Forepart of the Registration
          Statement and Front Cover Page
          of Prospectus.........................................      Forepart of the Registration Statement;
                                                                      Outside Front cover Page of Prospectus

2.        Inside Front and Outside Back
          Cover Page of Prospectus..............................      Inside Front Cover Page of Prospectus;
                                                                      Available information; Incorporation of
                                                                      Certain Documents by Reference

3.        Summary Information, Risk
          Factors and Ratio of Earnings
          to Fixed Charges......................................      The Company; Prospectus Summary;
                                                                      Risk Factors

4.        Use of Proceeds.......................................      Use of Proceeds

5.        Determination of Offering Price                             Outside Front Cover Page of
                                                                      Prospectus; Selling Stockholder

6.        Dilution..............................................      Not Applicable

7.        Selling Security Holders..............................      Selling Stockholders

8.        Plan of Distribution..................................      Plan of Distribution

9.        Description of Securities to
          be registered.........................................      Not Applicable


10.       Interests of Named Experts and
          Counsel...............................................      Legal Opinions; Experts





11.       Material Changes...................................        Risk Factors; Incorporation of
                                                                     Certain Documents by Reference

12.       Incorporation of Certain
          Information by Reference...........................        Incorporation of Certain Documents
                                                                     by Reference

13.       Disclosure of Commission
          Position on Indemnification
          for Securities Act Liabilities.....................        Not Applicable

INFORMATION CONTAINED HEREIN IS SUBMECT TO COMPLETION OF AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITAITON OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE INWHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICIATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   Preliminary Prospectus dated July 26, 1995

                             Subject to Completion
PROSPECTUS

                                  HOWTEK, INC.
                                 50,000 Shares
                         Howtek Common Stock ($.01 Par
                                Value Per Share)


        The shares of Common Stock of the Company offered hereby (the "Shares") are being offered for the account of the Selling Stockholder specified herein. See "Selling Stockholder". The Shares will be issued to the Selling Stockholder in connection with the payment of legal services rendered to the Company by the Selling Stockholder pursuant to an agreement dated July 20, 1995. It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholder on the sale of the Common Stock registered hereby. The Company will pay the other expenses of this offering. See "Plan of Distribution".

        The Company's Common Stock, par value $.01 per share, is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market. The last reported bid price of the Common Stock on the NASDAQ National Market on July 20, 1995 was $9.75 per share.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is July 26, 1995.

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the public reference facilities maintained by the Commission at 7 World Trade Center, New York, New York 10007; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Suite 500 East, Securities and Exchange Commission Building, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and similar information can be inspected and copied at the National Association of Securities Dealers, 1735 K Street, N.W., Washington, DC 20006-1500. This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act") omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the Exhibits relating thereto for further information with respect to the Company and the Securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994; its Quarterly Reports on Form 10-Q for its quarters ended March 31 and June 30, 1995, and the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated March 13, 1985, all of which have been previously filed with the Commission, are incorporated in this Prospectus by reference. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering made hereby are also incorporated by reference herein. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Connie Webster, Howtek, Inc., 21 Park Avenue, Hudson, New Hampshire 03051; telephone number (603) 882 - 5200.




                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Available Information...............................................      2
Incorporation of Certain Documents by Reference.....................      2
Prospectus Summary..................................................      4
The Company.........................................................      4
Risk Factors........................................................      5
Use of Proceeds.....................................................      7
Selling Stockholder.................................................      8
Plan of Distribution................................................      8
Experts.............................................................      9
Legal Opinions......................................................      9


                               PROSPECTUS SUMMARY

The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.


 THE COMPANY .....................      Howtek, Inc. (the "Company") designs, engineers and
                                        manufactures a family of flatbed and drum scanners for the graphic arts, desktop publishing, life sciences and medical imaging markets.

 RISK FACTORS ....................      The Offering involves substantial risk.  See "Risk Factors".

 SECURITIES OFFERED...............      50,000 shares of Company common stock, par value $.01 per share.

 OFFERING PRICE...................      All or part of the Shares offered hereby may be sold
                                        from time to time in amounts and on terms to be determined by the
                                        Selling Stockholder at the time of sale.

 USE OF PROCEEDS..................      The Company will receive  no proceeds from this
                                        offering.

 SELLING STOCKHOLDER..............      The Shares being offered  hereby are being offered for
                                        the account of the Selling Stockholder
                                        specified under the caption "Selling Stockholder".

 NASDAQ/NMS TRADING
 SYMBOL.........................         "HOWT"



                                  THE COMPANY


        The Company designs, engineers and manufactures a family of flatbed and drum scanners for the graphic arts, desktop publishing, life sciences and medical imaging markets. The Company's product offering includes the Scanmaster[TM] 7500 and 4500 high resolution, drum scanners which incorporate photomultiplier tube technology and the Scanmaster 2500, DX and Pro G, reflective and transmissive flatbed scanners which use charge coupled device technology;

        The Company was incorporated in the State of Delaware on February 24, 1984. The Company's principal offices and research and development facilities are located at 21 Park Avenue, Hudson, NH 03051 and its telephone number is
(603) 882-5200.

                                  RISK FACTORS

        1. HISTORY OF INCOME/LOSSES. The Company was organized in February 1984. During the periods ended December 31, 1990, 1991, 1992, 1993 and 1994 the Company had net income (losses) of ($2,322,695), ($5,036,544), $3,807.671,
($784,956), and $880,420 respectively. During the first six months of 1995 the Company reported a net loss (unaudited) of ($2,668,343) or ($.34) per share, as compared to a loss of ($296,819) or ($.04) per share recorded in the first half of 1994. Of the net loss reported for the first six months of 1995, ($2,662,632), or ($.34) per share resulted from a restructuring charge. The likelihood of the success of the Company must be considered in light of the risks, expenses, difficulties, competition and delays frequently encountered in connection with the design, development and bringing to market of digital scanner products.

        2. CASH FLOW AND WORKING CAPITAL REQUIREMENTS. Based upon its anticipated level of sales and the line of credit available to it under the $8 million Convertible Revolving Loan Agreement with its Chairman, of which $5,421,396 was available as of June 30, 1995, management believes that the Company can adequately fund its presently anticipated working capital and capital requirements for the next twelve months. However, there can be no assurance that such revolving line of credit and the level of sales will be sufficient to meet the Company's working capital requirements for such period.

        3. UNCERTAINTY OF MARKET ACCEPTANCE. The Company's principal revenues are derived from the sale and service of its Scanmaster family of drum and charge coupled device ("ccd array") flatbed scanners. The Company's 4500 drum scanner is the major contributor to revenues in its scanner business. In spite of strong acceptance of the 4500 in the low and mid-range drum scanner market, there can be no assurance that competitive products will not be introduced by other companies that will replace the 4500's strong presence in such market.

        Achieving market acceptance of the Company's products requires substantial marketing efforts and the expenditure of significant funds to inform potential customers of the Company's products. For the most part, the Company intends to rely upon sales to distributors, original equipment manufacturers ("OEM's"), value added resellers and office equipment systems integrators. There can be no assurance that adequate marketing arrangements will be made, or that such arrangements will generate sufficient revenues to achieve continuing profitability.

        4. COMPETITION. The Company currently competes with several other companies for sales of its drum and ccd array scanners. Among its current and potential competitors are numerous foreign and domestic companies in the scanner market. Many of these competitors are well established, have financial and other resources substantially greater than those of the Company and have an established reputation for success in the development, sale and service of products that will be competitive with those of the Company. There can be no assurance that the Company will be able to compete successfully with other companies or that it will achieve continuing profitability.

        5. TECHNOLOGICAL OBSOLESCENCE. Because of significant and rapid technological changes in the Company's industry, there can be no assurance that the introduction of new products or the further development of old technologies by other entities will not render the Company's products and processes obsolete or unmarketable. Moreover, increased market penetration and customer acceptance of the Company's products will depend upon the Company's ability to maintain a technically competent product development and marketing force and its ability to adapt to rapid technological changes in its industry.

        6. MANUFACTURING AND DISTRIBUTION. The Company's scanner products are produced by the Company. Although the Company monitors product quality, no assurance can be given that all manufacturing defects will be detected or that manufacturers will comply with specifications or production time schedules. Delays could result in the loss of sales. Defects could additionally result in product recalls and in potential liabilities for the consequences of such defects. Distribution of some of the Company's products is expected to be time sensitive for competitive reasons, and delays at any stage of a planned production or distribution process could adversely affect the Company. There can be no assurance that the Company can, on terms acceptable to the Company, obtain materials for adequate quality manufacturing or arrange for an adequate distribution network for the Company's products.

        7. LACK OF PATENT PROTECTION. The Company has been issued fifteen patents with respect to its products to date. Ten of these patents relate to the Company's thermal ink jet technology which it developed in the mid-1980's and was utilized in its Pixelmaster ink jet printer product which it has phased out of production. The Company has no present plans to develop any products based upon thermal ink jet technology, but it is seeking to license or otherwise commercially exploit this technology. Two of the Company's patents relate to its former Colorscan business and three patents have issued, with several others pending, in connection with the Company's drum scanner technology. The Company intends to apply for other patents and copyrights as needed. There can be no assurance as to the issuances of any such patents, the breadth or degree of protection which the Company's patents or copyrights may afford the Company, or that the Company will have the resources to protect its patents. There is rapid technological development in the Company's industry with concurrent extensive patent filings by competitor companies and a rapid rate of issuance of new patents. The Company believes that its technology has been independently developed and does not infringe the patents of others; however, certain components of the Company's products could infringe patents, either existing or which may be issued in the future, in which event the Company may be required to modify its design or obtain a license. No assurance can be given that the Company will be able to do so in a timely manner or upon acceptable terms and conditions; and the failure to do either of the foregoing could have a material adverse effect upon the Company's business. Furthermore, the Company may not have the resources to defend itself against a claim of infringement.

        8. LACK OF DIVIDENDS. The Company has not paid any cash dividends since its inception. The Company presently does not intend to pay any dividends in the foreseeable future, and intends to retain all earnings, if any, for use in its business operations.


                                USE OF PROCEEDS

        The Selling Stockholder will apply the proceeds of the sale of Shares against outstanding legal fees owed by the Company. The Company will receive no proceeds from the sale of the Shares offered hereby by the Selling Stockholder.

                              SELLING STOCKHOLDER


     The following table sets forth information concerning the beneficial ownership of shares of Common Stock by the Selling
Stockholder as of the date of this Prospectus and the number of such shares included for sale in this Prospectus. Such information was furnished to the Company by the Selling
Stockholder.


                                      Shares         Shares
                                      owned          to be
                                      prior to       sold in
         Name                         Offering       Offering
         ----                         --------       --------
Devine, Millimet & Branch             50,000         50,000
Professional Association
111 Amherst Street
P.O. Box 719
Manchester, NH 03105
- -----------------------------------------------------------------

The Selling Stockholder has not held any office or maintained any material relationship with the Company or any of its predecessors or affiliates over the past three years. The Selling Stockholder reserves the right to reduce the number of shares offered for sale or to otherwise decline to sell any or all of the Shares registered hereunder.


                              PLAN OF DISTRIBUTION


     The Selling Stockholder has agreed to sell the Shares pursuant to the terms of a Letter Agreement dated July 20, 1995 between the Company and the Selling Stockholder which, inter alia, prohibits the sale of more than 2,000 Shares in any given day without the express approval of the Company. It is anticipated that usual and customary brokerage fees will be paid by the Selling
Stockholder. The Company will pay the other expenses of this offering. The Shares may be sold by one or more of the following: (a) a block trade in which the broker so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions.

                                    EXPERTS

 The financial statements and schedules incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

     The validity of the shares of Common Stock offered hereby, will be passed upon for the Company by Stewart K. Hall, Esq., General Counsel and Secretary of the Company, 21 Park Avenue Hudson, New Hampshire 03051.

               PART II.  INFORMATION NOT  REQUIRED IN PROSPECTUS

             Item 14.   Other Expenses of Issuance and Distribution

                                   The expenses in connection with the issuance
and distribution of the Common Stock to be registered are estimated (except for the Securities and Exchange Commission filing fee) below. All such expenses will be paid by the Registrant.

Securities and Exchange Commission Filing Fee....  $  169.14
Accounting Fees and Expenses......................    500.00
Legal Fees and Expenses...........................  2,000.00
Transfer Agent Fees...............................    100.00
Miscellaneous.....................................    100.00
                                                   ---------
Total Expenses                                     $2,869.14


Item 15.     Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware generally provides that a corporation may indemnify any director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any action against him by reason of his being or having been such a director, officer, employee or agent, if he acted in good
faith and in a manner   he reasonably believed to be in or not opposed to the
best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, if he is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless a court determines that he is nevertheless entitled to indemnification. If he is successful on the merits or otherwise in defending the action, the corporation must indemnify him against expenses actually and reasonably incurred by him.

          Article VI, Section 6.41 of the Company's By-Law contains the following provision:

          6.41 Indemnification. The Corporation will indemnify each Officer and/or Director of this Corporation to the full extent permitted by the Laws of the State of Delaware.

          Article Ninth of the Company's Certificate of Incorporation contains the following provision:

NINTH:    No Director of the Corporation shall be
personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article NINTH shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions of such director occurring in whole or in part prior to the effective date of such repeal or modification.

Item 16.  Exhibits

          The following documents are filed as Exhibits to this Registration Statement:

Exhibit No.     Description
- -----------     -----------
       4.   Form of Common Stock Certificate incorporated by
            reference to the Company's Form 8-A, filed on March 13,
            1985.


       5. Opinion of Stewart K. Hall, Esq., regarding legality of shares registered hereunder.

      10.   Letter Agreement dated July 20, 1995 between Howtek, Inc. and
            Devine, Millimet & Branch

     24(a)  Consent of BDO Seidman

     24(b)  Consent of Stewart K. Hall, Esq. included in Exhibit 5.


Item 17.  Undertakings

          (a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hudson, State of New Hampshire, on July 26, 1995.


                                        HOWTEK, INC.


                                        By: /s/ David R. Bothwell
                                           ----------------------
                                           David R. Bothwell, Acting President,
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


  Signature                  Title                                   Date
  ---------                  -----                                   ----
  /s/  Robert Howard         Chairman of the Board,                  July 26, 1995
  -----------------------    of Directors
       Robert Howard

  /s/  David R. Bothwell     Acting President, Chief                 July 26, 1995
  -----------------------    Executive Officer,
       David R. Bothwell     Director (Principal Executive Officer)

  /s/  Robert Lungo          Vice President Chief Financial          July 26, 1995
  -----------------------    Officer (Principal Financial and
       Robert Lungo          Accounting Officer)

  /s/  Ivan Gati             Director                                July 26, 1995
  -----------------------
       Ivan Gati

  /s/  Nat Rothenberg        Director                                July 26, 1995
  -----------------------
       Nat Rothenberg

  /s/  Harvey Teich          Director,                               July 26, 1995
  -----------------------
       Harvey Teich

                                 EXHIBIT INDEX




EXHIBIT N0.      DESCRIPTION
- -----------      -----------
     4.          Form of Common Stock Certificate incorporated by
                 reference to the Company's Form 8-A, filed on March
                 13, 1985.


     5.          Opinion of Stewart K. Hall, Esq.,
                 regarding legality of shares registered
                 hereunder.

    10.          Letter Agreement dated July 20, 1995 between Howtek, Inc. and Devine, Millimet & Branch


    23(a)        Consent of BDO Seidman

    23(b)        Consent of Stewart K. Hall, Esq. included in Exhibit 5.
